UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2008

ARKANOVA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51612	68-0542002
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

2441 High Timbers Dr.Suite 120, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  281-298-9555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 21, 2001, Arkanova Acquisition Corporation (“AAC”), a wholly-owned subsidiary of Arkanova Energy Corporation (“Arkanova”), entered into a Stock Purchase Agreement with Billie J. Eustice and the Gary L. Little Trust to acquire all of the issued and outstanding capital stock of Prism Corporation, an Oklahoma corporation, for a purchase price of $6,000,000.  The principal asset of Prism Corporation is its ownership of 100% of the membership interests of Provident Energy Associates of Montana, LLC, and the primary assets of Provident are all of the leasehold interests comprising the Two Medicine Cut Bank Sand Unit in Pondera and Glacier Counties, Montana (the “Unit”), and the equipment, parts, machinery, fixtures and improvements located on, or used in connection with, the Unit.  The Unit is located at the far southern end of the Cut Bank Field and is part of the Blackfeet Indian Reservation.  Since the establishment of the Unit in 1959, there have been 82 wells drilled on the Unit and there are currently 14 wells capable of producing oil from the Unit.  Those 14 wells produced 1,667 barrels of oil in July 2008.

The closing of the purchase and sale was originally scheduled to occur on September 4, 2008, but due to certain environmental issues involving principally an oil spill emanating from a ruptured flow line on the Unit, the closing was delayed pending the parties working out suitable arrangement with respect to those environmental issues.  The sellers agreed to remain financially responsible for the costs of the cleanup of the oil spill, and the parties executed an amendment to the Stock Purchase Agreement to that effect and closed the acquisition on October 3, 2008.

On September3, 2008, AAC entered into a Note Purchase Agreement with an unaffiliated lender, pursuant to which the Company the Company sold a promissory note in the principal amount of $9,000,000 (the “Note”).  The Note bears interest at the rate of 8% per year and is payable on demand anytime after the first anniversary.  The Note is secured by a pledge of the Prism shares and is guaranteed in its entirety by Arkanova.

Item 9.01.  Financial Statements And Exhibits.

(c)           Exhibits.  The following exhibit has been filed as a part of this Current Report:

Exhibit Number	Description of Exhibit

10.1	Stock Purchase Agreement dated August 21, 2008, by and between Billie J. Eustice and the Gary L. Little Trust, as Sellers, and Arkanova Acquisition Corporation, as Buyer.(1)

10.2	First Amendment to Stock Purchase Agreement dated October 3, 2008, by and between Billie J. Eustice and the Gary L. Little Trust, as Sellers, and Arkanova Acquisition Corporation, as Buyer.(2)

10.3	Form of Note Purchase Agreement with Exhibits.

(1) Incorporated by reference to Form 8-K/A filed by the Company on August 25, 2008.
(2) Filed with initial 8-K filing on October 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

DATED: December 11, 2008	By:	/s/ Pierre Mulacek
Chief Executive Officer

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